As filed with the Securities and Exchange Commission on December 14, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ESS TECH, INC.

(Exact name of Registrant as specified in its charter)

Delaware	98-1550150
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

26440 SW Parkway Ave., Bldg. 83

Wilsonville, OR 97070

(Address of Principal Executive Offices, including zip code)

ESS Tech, Inc. 2021 Equity Incentive Plan

ESS Tech, Inc. 2021 Employee Stock Purchase Plan

Amended Energy Storage Systems, Inc. 2014 Equity Incentive Plan

(Full title of the plans)

Eric Dresselhuys

Chief Executive Officer

26440 SW Parkway Ave., Bldg. 83

Wilsonville, OR 97070

(855) 423-9920

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Mark B. Baudler Brian Dillavou Christoph Luschin Alexandra Perry Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300	Amir Moftakhar Chief Financial Officer 26440 SW Parkway Ave., Bldg. 83 Wilsonville, Oregon 97070 (888) 423-9920

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)(4)
Common Stock, par value $0.0001 per share, of ESS Tech, Inc. pursuant to the 2021 Employee Stock Purchase Plan(2)	3,060,000	$ 14.65(5)	$ 44,829,000.00	$ 4,156
Common Stock, par value $0.0001 per share, of ESS Tech, Inc. pursuant to the 2021 Equity Incentive Plan(3)	16,108,643	$ 14.65(5)	$ 235,991,619.95	$ 21,877
Common Stock, par value $0.0001 per share, of ESS Tech, Inc. pursuant to options outstanding under the Energy Storage Systems, Inc. 2014 Equity Incentive Plan(4)	3,898,643	$ 0.83(6)	$ 3,235,873.69	$ 300
TOTAL	23,067,286		$ 284,056,493.64	$ 26,333

(1)

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (“Registration Statement”) shall also cover any additional shares of the Registrant’s common stock, par value $0.0001 per share (“Common Stock”), that become issuable in respect of the securities identified in the table above as a result of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration that results in an increase to the number of outstanding shares of the Registrant’s Common Stock. In addition, this Registration Statement registers the resale of shares of the Registrant’s Common Stock by certain selling securityholders identified in the Reoffer Prospectus included in and filed with this Registration Statement, for which no additional registration fee is required pursuant to Rule 457(h)(3) under the Securities Act.

(2)	Represents 3,060,000 shares of Common Stock reserved for issuance under the ESS Tech, Inc. Employee Stock Purchase Plan (the “2021 ESPP”).
(3)

Represents 12,210,000 shares of Common Stock reserved for issuance under the ESS Tech, Inc. 2021 Equity Incentive Plan (the “2021 Plan”). The number of shares of Common Stock available under the 2021 Plan will be increased by any shares of Common Stock underlying option awards (the “Assumed Awards”) issued upon conversion of existing option awards outstanding under the Energy Storage Systems, Inc. 2014 Equity Incentive Plan, as amended (the “2014 Plan”) immediately prior to the consummation of the transactions contemplated by the Business Combination Agreement, dated May 6, 2021, by and among the Registrant (formerly known as ACON S2 Acquisition Corp.), ESS Tech Subsidiary, Inc. (formerly known as ESS Tech, Inc.), and SCharge Merger Sub, Inc., that, on or after the effectiveness of the 2021 Plan, expire or otherwise terminate without having been exercised in full, are tendered to or withheld by the Registrant for payment of an exercise price or for tax withholding obligations, or are forfeited to or repurchased by the Registrant due to failure to vest. The number of shares added to the 2021 Plan from Assumed Awards is 3,898,643. See footnote (4) below.

(4)

Represents shares of Common Stock reserved for issuance upon the exercise of Assumed Awards outstanding under the 2014 Plan. To the extent that, on or after the effectiveness of the 2021 Plan, any shares subject to Assumed Awards expire or otherwise terminate without having been exercised or issued in full, are tendered to or withheld by the Registrant for payment of an exercise price or tax withholding obligations, or are forfeited to or repurchased by the Registrant due to failure to vest, the shares of Common Stock subject to such awards will become available for issuance under the 2021 Plan. See footnote (3) above.

(5)

Pursuant to Rule 457(c) and 457(h) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $14.65, which is the average of the high and low prices of shares of the Registrant’s Common Stock on the New York Stock Exchange (“NYSE”) on December 10, 2021.

(6)

Pursuant to Rule 457(c) and 457(h) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $0.83, which is the weighted-average exercise price (rounded to the nearest cent) of the shares issuable upon the exercise of Assumed Awards under the 2014 Plan being registered hereunder.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) includes a reoffer prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C to Form S-8 and in accordance with the requirements of Part I of Form S-3. This Reoffer Prospectus may be used for reoffers and resales of shares of Common Stock, par value $0.0001 per share (“Common Stock”), of ESS Tech, Inc. (the “Registrant” or the “Company”) f/k/a ACON S2 Acquisition Corp., our legal predecessor and a special purpose acquisition company (“STWO”), on a continuous or delayed basis that may be deemed to be “restricted securities” or “control securities” under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, that have been acquired by or are issuable to certain stockholders that are current and former employees, directors, officers, consultants, and/or advisors of the Registrant or its subsidiaries identified in the Reoffer Prospectus (the “Selling Securityholders”). The number of shares of Common Stock included in the Reoffer Prospectus were acquired by or issuable to the Selling Securityholders pursuant to equity awards granted prior to the Merger (as defined below), including stock options assumed in connection with the Merger under the ESS Tech, Inc. 2021 Equity Incentive Plan (“2021 Plan”), ESS Tech, Inc. Employee Stock Purchase Plan (“2021 ESPP”), and the Amended Energy Storage Systems, Inc. 2014 Equity Incentive Plan (“2014 Plan”) (as described in the Reoffer Prospectus), and does not necessarily represent a present intention to sell any or all such shares of Common Stock. As specified in General Instruction C of Form S-8, the amount of securities to be reoffered or resold by means of the Reoffer Prospectus by each Selling Securityholder, and any other person with whom he or she is acting in concert for the purpose of selling the Registrant’s securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

On October 8, 2021 (the “Closing Date”), the Registrant consummated the previously announced merger pursuant to that certain Agreement and Plan of Merger, dated May 6, 2021 (the “Merger Agreement”), by and among STWO, SCharge Merger Sub, Inc., a Delaware corporation and wholly owned direct subsidiary of STWO (“Merger Sub”), and ESS Subsidiary Tech, Inc., a Delaware corporation (f/k/a ESS Tech, Inc.) (“Legacy ESS”) following the approval at a special meeting of the stockholders of STWO held on October 5, 2021 (the “Special Meeting”).

Pursuant to the terms of the Merger Agreement, STWO deregistered by way of continuation under the Cayman Islands Companies Act (2021 Revision) and registered as a corporation in the State of Delaware under Part XII of the Delaware General Corporation Law (“DGCL”) (the “Domestication”), and a business combination between STWO and Legacy ESS was effected through the merger of Merger Sub with and into Legacy ESS, with ESS surviving as a wholly owned subsidiary of STWO (together with the other transactions described in the Merger Agreement, the “Merger”). On the Closing Date, the Registrant changed its name from “ACON S2 Acquisition Corp” to “ESS Tech, Inc.”

As of the open of trading on October 11, 2021, the Registrant’s Common Stock and public warrants, formerly those of STWO, began trading on The New York Stock Exchange (“NYSE”) under the symbols “GWH” and “GWH.W,” respectively.

REOFFER PROSPECTUS

3,898,643 Shares of Common Stock

This reoffer prospectus (“Reoffer Prospectus”) relates to the offer and sale from time to time by the selling securityholders named in this Reoffer Prospectus (the “Selling Securityholders”), or their permitted transferees, of up to 3,898,643 shares (the “Shares”) of common stock, par value $0.0001 per share (“Common Stock”), of ESS Tech, Inc. (the “Company”). This Reoffer Prospectus covers the Shares acquired by or issuable to the Selling Securityholders pursuant to awards granted or assumed by the Company to the Selling Securityholders under the ESS Tech, Inc. 2021 Equity Incentive Plan (“2021 Plan”), the ESS Tech, Inc. 2021 Employee Stock Purchase Plan (“2021 ESPP”), and the Amended Energy Storage Systems, Inc. 2014 Equity Incentive Plan, as amended (“2014 Plan”). We are not offering any of the Shares and will not receive any proceeds from the sale of the Shares offered by this Reoffer Prospectus.

Upon vesting of the shares of Common Stock offered by this Reoffer Prospectus pursuant to the terms of the relevant award agreements, and subject to the expiration of the lock-up provisions described in this Reoffer Prospectus, the Selling Securityholders may from time to time sell, transfer or otherwise dispose of any or all of the Shares described in this Reoffer Prospectus in a number of different ways and at varying prices, including through underwriters or dealers which the Selling Securityholders may select, directly to purchasers (or a single purchaser), or through broker-dealers or agents. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. The Shares may be sold in one or more transactions at fixed prices, prevailing market prices at the time of a sale, prices related to the prevailing market prices over a period of time, or at negotiated prices. The Selling Securityholders may sell any, all, or none of the Shares and we do not know when or in what amount the Selling Securityholders may sell their Shares under this Reoffer Prospectus. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. We provide more information about how the Selling Securityholders may sell their Shares in the section titled “Plan of Distribution.” The Selling Securityholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Securityholders will be borne by us.

Our Common Stock is listed on The New York Stock Exchange (“NYSE”) under the symbol “GWH.” On December 13, 2021, the last quoted sale price for our Common Stock as reported on the NYSE was $14.69 per share.

The amount of the Shares to be offered or resold under this Reoffer Prospectus by each Selling Securityholder, and any other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

We are an “emerging growth company” as defined under the U.S. federal securities laws, and, as such, we have elected to comply with certain reduced public company reporting requirements for this Reoffer Prospectus and may elect to do so in future filings.

The Securities and Exchange Commission may take the view that, under certain circumstances, the Selling Securityholders and any broker-dealers or agents that participate with the Selling Securityholders in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in the section titled “Risk Factors” beginning on page 3 of this Reoffer Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Reoffer Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Reoffer Prospectus is December 14, 2021.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this Reoffer Prospectus. You should read both this Reoffer Prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this Reoffer Prospectus titled “Where You Can Find Additional Information.”

The ESS Tech design logo and the ESS mark appearing in this Reoffer Prospectus are the property of ESS Tech, Inc. Trade names, trademarks and service marks of other companies appearing in this Reoffer Prospectus are the property of their respective holders. We have omitted the ® and TM designations, as applicable, for the trademarks used in this Reoffer Prospectus.

i

ABOUT THIS REOFFER PROSPECTUS

This Reoffer Prospectus contains important information you should know before investing, including important information about our company and the Shares being offered. You should carefully read this Reoffer Prospectus, as well as the additional information contained in the documents described under “Where You Can Find Additional Information” and “Information Incorporated by Reference” in this Reoffer Prospectus, and in particular the periodic and current reports we file with the SEC.

You should rely only on the information contained in this Reoffer Prospectus or incorporated herein by reference or in any accompanying prospectus supplement. Neither we nor the Selling Securityholders have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders are making an offer to sell the Shares, or soliciting an offer to buy the Shares, in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this Reoffer Prospectus, any applicable prospectus supplement, or any documents incorporated by reference is accurate as of any date other than the date of the applicable document, regardless of the time of delivery of this Reoffer Prospectus or any applicable prospectus supplement, or any sale of Shares hereunder. Our business, financial condition, results of operations, and prospects may have changed since those dates.

ii

PROSPECTUS SUMMARY

This summary is not complete and does not contain all the information you should consider in making your investment decision. This summary is qualified in its entirety by the more detailed information included in this Reoffer Prospectus, including the documents incorporated by reference herein. You should read the entire Reoffer Prospectus carefully before making an investment in our securities. You should carefully consider, among other things, our consolidated financial statements and the related notes and the sections titled “Risk Factors,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Unaudited Pro Forma Condensed Combined Financial Information” in the documents incorporated by reference in this Reoffer Prospectus. Unless the context otherwise requires, we use the terms “Company,” “Registrant,” “we” “us” and “our” in this Reoffer Prospectus to refer to ESS Tech, Inc.

Background

On October 8, 2021 (the “Closing Date”), ESS Tech, Inc., a Delaware corporation (“ESS”), f/k/a ACON S2 Acquisition Corp., a Cayman Islands exempted company (“STWO”), consummated the previously announced merger pursuant to that certain Agreement and Plan of Merger, dated May 6, 2021 (the “Merger Agreement”), by and among STWO, SCharge Merger Sub, Inc., a Delaware corporation and wholly owned direct subsidiary of STWO (“Merger Sub”), and ESS Tech, Inc., a Delaware corporation (“Legacy ESS”) following the approval at a special meeting of the stockholders of STWO held on October 5, 2021 (the “Special Meeting”).

Pursuant to the terms of the Merger Agreement, STWO deregistered by way of continuation under the Cayman Islands Companies Act (2021 Revision) and registered as a corporation in the State of Delaware under Part XII of the Delaware General Corporation Law (the “Domestication”), and a business combination between STWO and ESS was effected through the merger of Merger Sub with and into Legacy ESS, with ESS surviving as a wholly owned subsidiary of STWO (together with the other transactions described in the Merger Agreement, the “Merger”). On the Closing Date, the Registrant changed its name from “ACON S2 Acquisition Corp” to “ESS Tech, Inc.”

On October 11, 2021, our Common Stock and Public Warrants, formerly those of STWO, began trading on the NYSE under the ticker symbols “GWH” and “GWH.W,” respectively.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended (“JOBS Act”). As such, we may take advantage of reduced disclosure and other requirements otherwise generally applicable to public companies, including:

•	exemption from the requirement to have our registered independent public accounting firm attest to management’s assessment of our internal control over financial reporting;

•

exemption from compliance with the requirement of the Public Company Accounting Oversight Board regarding the communication of critical audit matters in the auditor’s report on the financial statements;

•	reduced disclosure about our executive compensation arrangements; and

•	exemption from the requirement to hold non-binding advisory votes on executive compensation or golden parachute arrangements.

We will remain an emerging growth company until the earliest to occur of: (1) the last day of the fiscal year in which we have at least $1.07 billion in annual revenue; (2) the date we qualify as a “large accelerated filer,” with at least $700.0 million of equity securities held by non-affiliates; (3) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period; and (4) the last day of the fiscal year ending after the fifth anniversary of our initial public offering.

As a result of this status, we have taken advantage of reduced reporting requirements in this Reoffer Prospectus and may elect to take advantage of other reduced reporting requirements in our future filings with the SEC. In particular, in past filings with the SEC, we have not included all the executive compensation-related information that would be required if we were not an emerging growth company. In addition, the JOBS Act provides that an emerging growth company may take advantage of an extended transition period for complying with new or revised accounting standards, delaying the adoption of these accounting standards until they would apply to private companies unless it otherwise irrevocably elects not to avail itself of this exemption. We have elected to use this extended transition period for complying with new or revised accounting standards until we are no longer an emerging growth company or until we affirmatively and irrevocably opt out of the extended transition period. As a result, our financial statements may not be comparable to the financial statements of companies that comply with the new or revised accounting pronouncements as of public company effective dates.

We are also a “smaller reporting company” as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will remain a smaller reporting company until the last day of the fiscal year in which the aggregate market value of our common stock that is held by non-affiliates is at least $250 million or the last day of the fiscal year in which we have at least $100 million in revenue and the aggregate market value of our common stock that is held by non-affiliates is at least $700 million (in each case, with respect to the aggregate market value of our common stock held by non-affiliates, as measured as of the last business day of the second quarter of such fiscal year). If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

The Offering

This Reoffer Prospectus relates to the public offering, which is not being underwritten, by the Selling Securityholders listed in this Reoffer Prospectus, of up to 3,898,643 shares of Common Stock acquired by or issuable to Selling Securityholders pursuant to awards granted or assumed by the Company to the Selling Securityholders under the 2021 Plan, the 2021 ESPP, and the 2014 Plan, including stock options. Subject to the satisfaction of any conditions to vesting of the Shares offered hereby pursuant to the terms of the relevant award agreements, and subject to the expiration of lock-up restrictions pursuant to our bylaws and/or other agreements, the Selling Securityholders may from time to time sell, transfer or otherwise dispose of any or all of the Shares covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser), or through broker-dealers or agents. We will not receive any proceeds from the sale of the Shares by the Selling Securityholders. The Selling Securityholders will bear all sales commissions and similar expenses in connection with this offering. We will bear all expenses of registration incurred in connection with this offering, as well as any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Securityholders. For more information, see the sections titled “Use of Proceeds,” “Selling Securityholders,” and “Plan of Distribution.”

Lock-Up Restrictions

Of the 3,898,643 shares of Common Stock that may be offered or sold by the Selling Securityholders identified in this Reoffer Prospectus, 3,898,643 of those shares (the “Lock-Up Shares”), are subject to certain lock-up restrictions pursuant to our amended and restated bylaws, effective as of October 8, 2021 (the “Closing Date”). Pursuant to our amended and restated bylaws, the Lock-Up Shares will be locked-up for a period of 180 days after October 8, 2021, subject to certain exceptions, provided that, if following the 150th day after the Closing Date, the volume weighted average price of our Common Stock for any 20 trading days within any consecutive 30 trading day period is at least $12.00 per share, then the transfer restrictions set forth in the amended and restated bylaws shall no longer apply. ESS has met this exception as the volume weighted average price of our Common Stock was at least $12.00 per share for at least 20 trading days within a consecutive 30 trading day period. Accordingly, the transfer restrictions set forth in the amended and restated bylaws shall no longer apply following the 150th day after the Closing Date.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. Before you make a decision to buy our securities, you should carefully consider the risks and uncertainties set forth under the heading “Risk Factors” starting on page 5 in our final prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act on November 10, 2021, in connection with our registration statement on Form S-1, as amended by Post-Effective Amendment No. 1 to the Form S-1 filed with the SEC on December 9, 2021 (“Final Prospectus”), which are incorporated by reference herein, and in subsequent reports we file with the SEC, together with the financial and other information contained or incorporated by reference in this Reoffer Prospectus. Our business, operating results, financial condition or prospects could also be harmed by risks and uncertainties not currently known to us or that we currently do not believe are material. If any of these risks actually occur, our business, prospects, financial condition and results of operations could be materially adversely affected. In that case, the trading price of our Common Stock could decline and you may lose all or a part of your investment. Only those investors who can bear the risk of loss of their entire investment should invest in our Common Stock.

The risks we have described also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Reoffer Prospectus contains forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to our future financial performance, strategy, future operations, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements contained in this Reoffer Prospectus include statements about:

•	our ability to recognize anticipated benefits of the Merger;

•	our financial and business performance following the Merger, including financial projections and business metrics;

•	changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans

•	the implementation, market acceptance and success of our technology implementation and business model;

•	our ability to scale in a cost-effective manner;

•	developments and projections relating to our competitors and industry;

•	the impact of health epidemics, including the COVID-19 pandemic, on our business and the actions we may take in response thereto;

•	our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

•	expectations regarding the time during which we will be an emerging growth company under the JOBS Act;

•	our future capital requirements and sources and uses of cash;

•	our ability to obtain funding for our operations;

•	our business, expansion plans and opportunities;

•	our relationships with third parties, including our suppliers;

•	the outcome of any known and unknown litigation and regulatory proceedings;

•	our ability to successfully deploy the proceeds from the Merger; and

•

our ability to manage other risks and uncertainties set forth in the section titled “Risk Factors” beginning on page 3 of this Reoffer Prospectus. We caution you that the foregoing list does not contain all of the forward-looking statements made in this Reoffer Prospectus.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this Reoffer Prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, operating results, financial condition and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors, including those described in the section titled “Risk Factors” and elsewhere in this Reoffer Prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this Reoffer Prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

Neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Moreover, the forward-looking statements made in this Reoffer Prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this Reoffer Prospectus to reflect events or circumstances after the date of this Reoffer Prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. You should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

USE OF PROCEEDS

The Shares offered by the Selling Securityholders pursuant to this Reoffer Prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from the sale of the Shares hereunder. All the proceeds from the sale of the Shares offered by the Selling Securityholders pursuant to this Reoffer Prospectus will go to the Selling Securityholders. For more information, see the sections titled “Selling Securityholders” and “Plan of Distribution” included below.

SELLING SECURITYHOLDERS

The following table sets forth, as of November 30, 2021 (the “Determination Date”), the names of the Selling Securityholders, the aggregate number of shares of Common Stock beneficially owned by the Selling Securityholders, the aggregate number of shares of Common Stock that the Selling Securityholders may offer pursuant to this Reoffer Prospectus and the number of shares of Common Stock that would be beneficially owned by the Selling Securityholders after the sale of the Shares offered hereby assuming that the Selling Securityholders sell all of the Shares covered by this Reoffer Prospectus. The percentage of beneficial ownership after the offered shares of Common Stock are sold is calculated based on 151,809,201 shares of Common Stock outstanding as of the Determination Date.

The Shares offered by the Selling Securityholders hereunder include shares of Common Stock acquired upon the exercise of stock options or issuable upon the exercise of outstanding stock options by certain current and former directors, officers, other employees, consultants and/or advisors of ESS or its subsidiaries pursuant to the 2021 Plan, 2021 ESPP and the 2014 Plan, as described in this Reoffer Prospectus. When we refer to the “Selling Securityholders” in this Reoffer Prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholders’ interest in the Common Stock other than through a public sale.

The amount of the Shares to be offered or resold under this Reoffer Prospectus by each Selling Securityholder, and any other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

We have determined beneficial ownership in accordance with the rules of the SEC (except as described in footnote (2) to the table below), and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned as of the Determination Date, subject to community property laws where applicable.

Unless otherwise noted, the business address of each of these shareholders is c/o ESS Tech, Inc., 26440 SW Parkway Ave., Bldg. 83, Wilsonville, Oregon 97070.

Name of Selling Securityholder	Common Stock Beneficially Owned Prior to Offering(1)	Number of Shares of Common Stock Being Offered(1)	Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold
			Number(2)	Percent
Eric Dresselhuys(3)	438,990	308,931	130,059	*
Craig Evans(4)	5,740,611	348,927	5,391,684	3.6%
Raffi Garabedian(5)	171,978	147,110	24,868	*
Amir Moftakhar(6)	1,014,247	597,633	416,614	*
Michael Niggli(7)	1,256,304	177,785	1,078,519	*
Julia Song(8)	2,613,012	334,981	2,278,031	1.5%
Daryl Wilson(9)	320,635	274,271	46,364	*
Named Selling Securityholders(10)	3,365,272	1,697,173	1,668,099	1.1%
Unnamed Selling Securityholders(11)	14,170	11,832	2,338	*

Total	14,935,219	3,898,643	11,036,576	7.3%

*	Less than one percent (1%).
(1)

The number of shares of Common Stock reflect all shares of Common Stock acquired or issuable to a Selling Securityholder pursuant to applicable award grants previously made irrespective of whether such grants are vested or convertible as of the Determination Date or will become vested or convertible within 60 days after the Determination Date.

(2)

Assumes all the shares of Common Stock being offered are sold in the offering, that shares of Common Stock beneficially owned by such Selling Securityholder on the Determination Date but not being offered pursuant to this Reoffer Prospectus (if any) are not sold, and that no additional shares of Common Stock are purchased or otherwise acquired other than pursuant to the options relating to the Shares being offered.

(3)

Consists of (a) 130,059 restricted stock units held by Mr. Dresselhuys and (b) 308,931 shares of Common Stock subject to options held by Mr. Dresselhuys, none of which will be vested and exercisable within 60 days of the Determination Date. Mr. Dresselhuys is our Chief Executive Officer and serves as a member of our board of directors.

(4)

Consists of (a) 5,332,700 shares of Common Stock held of record by Mr. Evans, (b) 58,984 restricted stock units held by Mr. Evans and (c) 348,927 shares of Common Stock subject to options held by Mr. Evans, 45,515 of which will be vested and exercisable within 60 days of the Determination Date. Mr. Evans is our President and serves as a member of our board of directors.

(5)

Consists of (a) 24,868 restricted stock units held by Mr. Garabedian and (b) 147,110 shares of Common Stock subject to options held by Mr. Garabedian, none of which will be vested and exercisable within 60 days of the Determination Date. Mr. Garabedian serves as a member of our board of directors.

(6)

Consists of (a) 315,588 shares of Common Stock held of record by Mr. Moftakhar, (b) 101,026 restricted stock units held by Mr. Moftakhar and (c) 597,633 shares of Common Stock subject to options held by Mr. Moftakhar, 206,928 of which will be vested and exercisable within 60 days of the Determination Date. Mr. Moftakhar is our Chief Financial Officer.

(7)

Consists of (a) 480,166 shares of Common Stock held of record by Mr. Niggli, (b) 227,400 shares of Common Stock held of record by Michael R. Niggli Family Trust for which Mr. Niggli is trustee, (c) 85,225 shares of Common Stock held of record by Chloe D Niggli 2021 Gift Trust for which Mr. Niggli is trustee, (d) 85,225 shares of Common Stock held of record by Ian M Niggli 2021 Gift Trust for which Mr. Niggli is trustee, (e) 85,225 shares of Common Stock held of record by Lorelei A Niggli 2021 Gift Trust for which Mr. Niggli is trustee, (f) 85,225 shares of Common Stock held of record by Michael R. Jr Niggli 2021 Gift Trust for which Mr. Niggli is trustee, (g) 30,053 restricted stock units held by Mr. Niggli and (h) 177,785 shares of Common Stock subject to options held by Mr. Niggli, 111,115 of which will be vested and exercisable within 60 days of the Determination Date. Mr. Niggli serves as a member of our board of directors.

(8)

Consists of (a) 2,221,405 shares of Common Stock held of record by Dr. Song, (b) 56,626 restricted stock units held by Dr. Song and (c) 334,981 shares of Common Stock subject to options held by Dr. Song, 123,511 of which will be vested and exercisable within 60 days of the Determination Date. Dr. Song is our Chief Technical Officer.

(9)

Consists of (a) 46,364 restricted stock units held by Mr. Wilson and (b) 274,271 shares of Common Stock subject to options held by Mr. Wilson, 137,135 of which will be vested and exercisable within 60 days of the Determination Date. Mr. Wilson serves as a member of our board of directors.

(10)

Includes the following named non-affiliate Selling Securityholders, each of whom own at least 1,000 shares of Common Stock issued pursuant to an employee benefit plan and offered pursuant to this Reoffer Prospectus: Aaron Vanderzanden, Adam Lochtefeld, Adrian Camacho, Allen Stoneberg, Andrew Feist, Aram Zamgochian, Armin Abbaslinejad, Audrey Oldenkamp, Austin Beyer, Brady Thompson, Brian Lisiecki, Brian Pierce, Craig Carlsen, Daniel Olson, Darien Harris, Donald Cornette, Duane Wasson, Eli Gonzalez, Erik Korsness, Evan Doremus, Ezekiel Sherbourne, Gavin Lorenzen, Gretchen Bidstrup, Hugh McDermott, James Handley, James Naviaux, Jeff Bodner, Jennifer Kendall, Jon Gordon, Jorge Gutierrez, Joseph Rogers, Juan Sevilla Ruiz, Ken Fisher, Kendra Larsen, Kim Julien, Kyle Crawford, Kyle Maurice, Lijia Zeng, Lisha Xie, Magaly Lewis, Martin Sohrt, Matija Rajic, Matthew Berkebile, Michael Berkaw, Nathan Imholt, Nathan VanDomelen, Neal Kuperman,

Oleg Semenov, Randall Urness, Randy Lewis, Reed Palmer, Rene Sandoval, Richard Araujo, Richard McLaughlin, Samuel Ryan, Sean Casey, Sean Kissick, Sergiu Erhan, Steve Ernst, Steven Bennett Malen, T.J. McDonald, Thiago Groberg, Vincent Stevenson, and Yan Wu. These named non-affiliate Selling Securityholders own less than 1% of our Common Stock individually. Each of these persons are current or former employees of the Registrant or its subsidiaries.

(11)

Includes 20 unnamed non-affiliate persons, each of whom holds less than 1,000 shares of our Common Stock and each of whom may sell up to such amount using this Reoffer Prospectus. Each of these persons beneficially owns less than 1,000 shares of our Common Stock. Each of these persons are current or former employees of the Registrant or its subsidiaries.

Other Material Relationships with the Selling Securityholders

In addition to the compensation arrangements, including employment and termination of employment, discussed in the section titled “Executive Compensation” starting on page 92 of the Final Prospectus, the following is a description of each transaction since January 1, 2018, and each currently proposed transaction, in which:

•	the Company has been or is to be a participant;

•	the amount involved exceeded or exceeds $120,000; and

•

any of the Selling Securityholders, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Equity Financings

Series C Bridge Loan

In multiple closings in June 2018, July 2018, and August 2018, Legacy ESS issued and sold subordinated secured convertible promissory notes (the “First Tranche 2018 Convertible Notes”) payable to various investors with aggregate gross proceeds of $6.0 million. The First Tranche 2018 Convertible Notes accrued interest at a rate of 8% per annum. In connection with the issuance of the 2018 Convertible Notes, ESS issued warrants to purchase shares of Legacy ESS’ Series B preferred stock to purchasers of the 2018 Convertible Notes. In June 2019, Legacy ESS issued and sold an additional tranche of subordinated secured convertible promissory notes (the “Second Tranche 2018 Convertible Notes” and together with the First Tranche 2018 Convertible Notes, the “2018 Convertible Notes”) payable to various investors with aggregate gross proceeds of approximately $2.7 million. The Second Tranche 2018 Convertible Notes accrued interest at a rate of 5% per annum. In August 2019, the aggregate principal amount and accrued interest on the then-outstanding 2018 Convertible Notes were converted into shares of Legacy ESS Series C-1 Preferred Stock pursuant to the terms of such convertible promissory note purchase agreements. The table below summarizes the sale and the conversion of the 2018 Convertible Notes and related issuance of warrants to the Selling Securityholders.

Selling Securityholder	Shares of ESS Series C-1 Preferred Stock upon Conversion	Aggregate Principal Amount and Accrued Interest ($)	Warrant to Purchase Shares of ESS Series B Preferred Stock upon Issuance
Entities affiliated with Michael Niggli (1)	578,170	520,493	88,652
(1) Michael Niggli is a member of the ESS board of directors.

Legacy ESS Series C-1 Preferred Stock Financing

In multiple closings in August 2019 and October 2019, Legacy ESS sold an aggregate of 16,275,688 shares of Legacy ESS Series C-1 Preferred Stock at a purchase price of $1.84248 per share, for an aggregate purchase price of approximately $30.0 million (inclusive of shares issued upon conversion of the 2018 Convertible Notes). The following table summarizes purchases of Legacy ESS Series C-1 Preferred Stock by the Selling Securityholders:

Selling Securityholder	Shares of ESS Series C - 1 Preferred Stock	Total Purchase Price Commitment
Entities affiliated with Michael Niggli*	578,170	$1,053,328
* Includes shares issued upon conversion of the 2018 Convertible Notes.

Registration Rights Agreement

On October 8, 2021, ESS, ACON S2 Sponsor, L.L.C. (the “Sponsor”) and other holders of Common Stock entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which, among other things, the Sponsor and such holders are granted certain customary registration rights, demand rights and piggyback rights with respect to their respective shares of Common Stock.

Transaction Support Agreements

Concurrently with the execution of the Merger Agreement, certain shareholders of Legacy ESS entered into the Transaction Support Agreement with STWO, pursuant to which the ESS Stockholders have agreed to, among other things, (i) support and vote in favor of the consummation of the Business Combination and related proposals at any meeting of the ESS Stockholders with respect to the Business Combination, (ii) irrevocably appoint STWO or any individual designated by STWO as such ESS Shareholder’s attorney-in-fact and proxy, with full power of substitution and re-substitution in favor of STWO, for and in the name, place and stead of the ESS Stockholder, to attend on behalf of the ESS Stockholder any meeting of stockholders of ESS with respect to the matters described above and (iii) be bound by certain other covenants and agreements related to the Business Combination.

The full text of the form of Transaction Support Agreement is attached as Exhibit 10.2 to the Current Report on Form 8-K filed on May 7, 2021, which is incorporated herein by reference.

Employment Agreements

ESS has entered into employment agreements and offer letter agreements with its executive officers. See the section entitled “Executive Compensation—Executive Officer Employment Agreements” starting on page 107 of the Final Prospectus.

Indemnification Agreements

ESS entered into separate indemnification agreements with its directors and officers, in addition to the indemnification provided for in the Certificate of Incorporation and the Bylaws. These agreements, among other things, require ESS to indemnify ESS’ directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of ESS’ directors or officers or as a director or officer of any other company or enterprise to which the person provides services at ESS’ request. ESS believes that these charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in the Certificate of Incorporation and the Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit ESS and its stockholders. A stockholder’s investment may decline in value to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Related Person Transactions Policy

The ESS board of directors has adopted a written Related Person Transactions Policy that sets forth ESS’ policies and procedures regarding the identification, review, consideration and oversight of “related person transactions.” For purposes of ESS’ policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which ESS or any of its subsidiaries are participants involving an amount that exceeds $120,000, in which any “related person” has a material interest.

Transactions involving compensation for services provided to ESS as an employee, consultant or director will not be considered related person transactions under this policy. A related person is any officer, director, nominee to become a director or a holder of more than 5% of any class of ESS’ voting securities (including Common Stock), including any of their immediate family members and affiliates, including entities owned or controlled by such persons.

Under the policy, the related person in question or, in the case of transactions with a holder of more than 5% of any class of ESS’ voting securities, an officer with knowledge of a proposed transaction, must present information regarding the proposed related person transaction to ESS’ audit committee (or, where review by ESS’ audit committee would be inappropriate, to another independent body of the ESS board of directors) for review. To identify related person transactions in advance, ESS will rely on information supplied by ESS’ officers, directors and certain significant stockholders. In considering related person transactions, ESS’ audit committee will take into account the relevant available facts and circumstances, which may include, but are not limited to:

•	the risks, costs, and benefits to ESS;

•	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the terms of the transaction;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties.

ESS’ audit committee will approve only those transactions that it determines are fair to us and in ESS’ best interests. All of the transactions described above were entered into prior to the adoption of such policy.

PLAN OF DISTRIBUTION

We are registering the Shares covered by this Reoffer Prospectus to permit the Selling Securityholders to conduct public secondary trading of the Shares from time to time after the date of this Reoffer Prospectus. As used herein, references to “Selling Securityholders” includes donees, pledgees, transferees, distributees or other successors-in-interest selling shares of Common Stock received after the date of this Reoffer Prospectus from a Selling Securityholder as a gift, pledge, partnership distribution, or other transfer.

We will not receive any of the proceeds from the sale of the Shares offered by this Reoffer Prospectus. The aggregate proceeds to the Selling Securityholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this Reoffer Prospectus. The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred by them in disposing of the Shares. We will bear the costs, fees and expenses incurred in effecting the registration of the Shares covered by this Reoffer Prospectus, including all registration and filing fees and fees and expenses of our counsel and our independent registered public accounting firm. The Selling Securityholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of the Shares to be made directly or through agents.

The Shares offered by this Reoffer Prospectus may be sold from time to time to purchasers:

•	directly by the Selling Securityholders;

•

through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Securityholders or the purchasers of the Shares; or

•	through a combination of any of these methods of sale.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Exchange Act. The Selling Securityholders may agree to indemnify any broker, dealer, or agent that participates in transactions involving sales of the Shares against certain liabilities in connection with the offering of the shares arising under the Securities Act. We will make copies of this Reoffer Prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any underwriter, broker-dealer or agent regarding the sale of the Shares by the Selling Securityholders.

The Shares may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in one or more transactions:

•	on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including the NYSE;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•

through trading plans entered into by the Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this Reoffer Prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	any other method permitted by applicable law; or

•	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Securityholders, the aggregate amount of Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Securityholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.

The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this Reoffer Prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our Shares, we will, to the extent required, promptly file a supplement to this Reoffer Prospectus to name specifically such person as a Selling Securityholder.

The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Securityholders will sell any or all the Shares under this Reoffer Prospectus. Further, we cannot assure you that the Selling Securityholders will not transfer, distribute, devise or gift the Shares by other means not described in this Reoffer Prospectus. In addition, any Shares covered by this Reoffer Prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this Reoffer Prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Securityholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Securityholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular securities being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

Once sold under the registration statement of which this Reoffer Prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

For additional information regarding expenses of registration, see the section titled “Use of Proceeds” appearing elsewhere in this Reoffer Prospectus.

Lock-Up Restrictions

Of the 3,898,643 shares of Common Stock that may be offered or sold by the Selling Securityholders identified in this Reoffer Prospectus, 3,898,643 of those shares are subject to certain lock-up restrictions pursuant to our amended and restated bylaws.

LEGAL MATTERS

Wilson Sonsini Goodrich & Rosati, P.C., Palo Alto, California, which has acted as our counsel in connection with this offering, will pass upon the validity of the shares of our Common Stock being offered by this Reoffer Prospectus.

EXPERTS

The financial statements of ESS Tech, Inc. appearing in ESS Tech, Inc.’s Registration Statement (Form S-1 No. 333-260693), as amended by a post-effective amendment filed with the SEC on December 9, 2021, at December 31, 2020 and 2019, and for each of the two years in the period ended December 31, 2020 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about ESS Tech, Inc.’s ability to continue as a going concern as described in Note 1 to the financial statements), included therein, and incorporated by herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

The financial statements of ACON S2 Acquisition Corp. as of December 31, 2020 and for the period from July 21, 2020 (inception) through December 31, 2020 incorporated in this Reoffer Prospectus by reference to the Company’s Amendment No. 2 to Annual Report on Form 10-K/A filed with the SEC on December 3, 2021, have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the ACON S2 Acquisition Corp.’s ability to continue as a going concern) appearing elsewhere therein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this Reoffer Prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this Reoffer Prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference into this Reoffer Prospectus the following documents previously filed with the SEC:

(1)

Our Annual Report on Form 10-K (File No. 001-39525) for the period from July 21, 2020 (inception) through December 31, 2020 filed with the SEC on March 31, 2021, as amended by Amendment No. 1 to our Annual Report on Form 10-K/A filed with the SEC on May 24, 2021, as amended by Amendment No. 2 to our Annual report on Form 10-K/A filed with the SEC on December 3, 2021.

(2)

Our Quarterly Reports on Form 10-Q (File No. 001-39525) for the quarterly periods ended March 31, 2021 (as filed with the SEC on May  24, 2021, as amended by Amendment No.  1 to our Quarterly Report on Form 10-Q/A filed with the SEC on December  6, 2021), June 30, 2021 (as filed with the SEC on August 18, 2021, as amended by Amendment No.  1 to our Quarterly Report on Form 10-Q/A filed with the SEC on December  6, 2021), and September 30, 2021 (as filed with the SEC on November 22, 2021).

(3)

Our final prospectus filed with the SEC on November 10, 2021 pursuant to Rule 424(b) under the Securities Act relating to the Registration Statement on Form S-1 (File No. 333-260693), as amended by a post-effective amendment filed with the SEC on December 9, 2021, which contains the audited financial statements for Legacy ESS’ latest fiscal year for which such statements have been filed, as such prospectus may be supplemented or amended (other than those portions of such prospectus not deemed to be “filed” with the SEC).

(4)

Our Current Reports on Form 8-K (File No. 001-39525) filed on May  7, 2021, May  24, 2021, September  28, 2021, October  1, 2021, October  5, 2021, October 15, 2021 (as amended on November  22, 2021), October  28, 2021, November  5, 2021, November  15, 2021, and November 22, 2021 (other than information furnished rather than filed).

(5)

The description of our Common Stock contained in our Registration Statement on Form 8-A (File No. 333-257232) filed with the SEC on October 8, 2021 pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the termination of the offering of the Shares under this Reoffer Prospectus shall be deemed to be incorporated by reference in this Reoffer Prospectus and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC (including, without limitation, information furnished under Item 2.02 or Item 7.01 of Current Reports on Form 8-K and the exhibits related to such items furnished under Item 9.01) shall not be deemed incorporated by reference into this Reoffer Prospectus.

Any statement contained in this Reoffer Prospectus, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Reoffer Prospectus.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this Reoffer Prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this Reoffer Prospectus but not delivered with the Reoffer Prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this Reoffer Prospectus incorporates. Requests for documents should be directed to ESS Tech, Inc., Attn: Legal, 26440 SW Parkway Ave., Bldg. 83, Wilsonville, OR 97070; (855) 423-9920.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website at www.sec.gov that contains reports, proxy and information statements, and other information about issuers, like us, that file electronically with the SEC. We also maintain a website at essinc.com. We make available, free of charge, on our investor relations website at investors.essinc.com under “SEC Filings,” our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports as soon as reasonably practicable after electronically filing or furnishing those reports to the SEC. Information contained on, or that can be accessed through, our website and investor relations website is not a part of or incorporated by reference into this Reoffer Prospectus and the inclusion of our website and investor relations website addresses in this Reoffer Prospectus is an inactive textual reference only.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the employee benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the SEC, either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act.

Item 1. Plan Information.

Item 2. Registrant Information and Employee Plan Annual Information.

I-1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “SEC”):

(1)

Our Annual Report on Form 10-K (File No. 001-39525) for the period from July 21, 2020 (inception) through December 31, 2020 filed with the SEC on March 31, 2021, as amended by Amendment No. 1 to our Annual Report on Form 10-K/A filed with the SEC on May 24, 2021, as amended by Amendment No. 2 to our Annual report on Form 10-K/A filed with the SEC on December 3, 2021.

(2)

Our Quarterly Reports on Form 10-Q (File No. 001-39525) for the quarterly periods ended March 31, 2021 (as filed with the SEC on May  24, 2021, as amended by Amendment No.  1 to our Quarterly Report on Form 10-Q/A filed with the SEC on December  6, 2021), June 30, 2021 (as filed with the SEC on August 18, 2021, as amended by Amendment No.  1 to our Quarterly Report on Form 10-Q/A filed with the SEC on December  6, 2021), and September 30, 2021 (as filed with the SEC on November 22, 2021).

(3)

Our final prospectus filed with the SEC on November 10, 2021 pursuant to Rule 424(b) under the Securities Act relating to the Registration Statement on Form S-1 (File No. 333-260693), as amended by a post-effective amendment filed with the SEC on December 9, 2021, which contains the audited financial statements for Legacy ESS’ latest fiscal year for which such statements have been filed, as such prospectus may be supplemented or amended (other than those portions of such prospectus not deemed to be “filed” with the SEC).

(4)

Our Current Reports on Form 8-K (File No. 001-39525) filed on May  7, 2021, May  24, 2021, September  28, 2021, October  1, 2021, October  5, 2021, October 15, 2021 (as amended on November  22, 2021), October  28, 2021, November  5, 2021, November  15, 2021, and November 22, 2021 (other than information furnished rather than filed).

(5)

The description of our Common Stock contained in our Registration Statement on Form 8-A (File No. 333-257232) filed with the SEC on October 8, 2021 pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC (including, without limitation, information furnished under Item 2.02 or Item 7.01 of Current Reports on Form 8-K and the exhibits related to such items furnished under Item 9.01) shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

Section 102(b)(7) of the DGCL allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our amended and restated certificate of incorporation provides for this limitation of liability.

Section 145 of the DGCL, provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided further that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.

Our Bylaws provide that we must indemnify and advance expenses to our directors and officers to the full extent authorized by the DGCL.

We have entered into indemnification agreements with each of our directors and officers. Such agreements may require us, among other things, to advance expenses and otherwise indemnify our officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors, to the fullest extent permitted by law.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, any provision of our Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Notwithstanding the foregoing, we shall not be obligated to indemnify a director or officer in respect of a proceeding (or part thereof) instituted by such director or officer, unless such proceeding (or part thereof) has been authorized by the board of directors pursuant to the applicable procedure outlined in our Bylaws.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held jointly and severally liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

We currently maintain and expect to continue to maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance, and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Item 7. Exemption from Registration Claimed.

The issuance of the outstanding shares being offered by the Reoffer Prospectus that were acquired between October 8, 2021 and the date of this Registration Statement through the exercise of outstanding options were deemed to be exempt from registration under the Securities Act in reliance upon Rule 701 promulgated under Section 3(b) of the Securities Act as transactions pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates. The recipients had adequate access, through their relationships with the Registrant, to information about the Registrant.

Item 8. Exhibits.

The Registrant has filed the exhibits listed on the accompanying Exhibit Index of this Registration Statement.

EXHIBIT INDEX

		Incorporated By Reference
Exhibit	Description	Form	File No.	Exhibit No.	Filing Date

4.1**	Amended and Restated Certificate of Incorporation of ESS.	8-K	001-39525	3.1	October 15, 2021

4.2**	Amended and Restated Bylaws of ESS.	8-K	001-39525	3.2	October 15, 2021

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C. with respect to the legality of the securities being registered.

23.1	Consent of Marcum LLP

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.3	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1)

24.1	Powers of Attorney (included on signature page hereto)

99.1†**	Energy Storage Systems, Inc. 2014 Equity Incentive Plan	S-4	333-257232	10.5	June 21, 2021

99.2†**	Amendment to ESS Tech, Inc. 2014 Equity Incentive Plan	S-4	333-257232	10.6	June 21, 2021

99.3†**	2021 Equity Incentive Plan and form of award agreements thereunder	S-4/A	333-257232	Annex D	September 9, 2021

99.4†**	2021 Employee Stock Purchase Plan	S-4/A	333-257232	Annex E	September 9, 2021

†	Indicates management contract or compensatory plan or arrangement.
**	Previously filed.

Item 9. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a.	To include any prospectus required by Section 10(a)(3) of the Securities Act;

b.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

c.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (1)(a), (b) and (c) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4)

That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

a.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

b.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

c.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

d.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6)

That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilsonville, State of Oregon, on December 14, 2021.

ESS TECH, INC.

By:	/s/ Eric P. Dresselhuys
Eric P. Dresselhuys
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eric P. Dresselhuys, Craig Evans and Amir Moftakhar, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eric P. Dresselhuys Eric P. Dresselhuys	Chief Executive Officer and Director (Principal Executive Officer)	December 14, 2021

/s/ Amir Moftakhar Amir Moftakhar	Chief Financial Officer (Principal Financial Officer)	December 14, 2021

/s/ Jeff Bodner Jeff Bodner	Chief Accounting Officer (Principal Accounting Officer)	December 14, 2021

/s/ Craig Evans Craig Evans	Director and President	December 14, 2021

/s/ Raffi Garabedian Raffi Garabedian	Director	December 14, 2021

/s/ Rich Hossfeld Rich Hossfeld	Director	December 14, 2021

/s/ Michael R. Niggli Michael R. Niggli	Director	December 14, 2021

/s/ Shirley Speakman Shirley Speakman	Director	December 14, 2021

/s/ Kyle Teamey Kyle Teamey	Director	December 14, 2021

/s/ Alexi Wellman Alexi Wellman	Director	December 14, 2021

/s/ Daryl Wilson Daryl Wilson	Director	December 14, 2021